Filed Pursuant to Rule 424(b)(7)
File No. 333-202133

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated March 23, 2015

Prospectus Supplement to Prospectus dated February 17, 2015

22,500,000 Shares

Common Stock

The selling stockholders named in this prospectus supplement are offering 22,500,000 shares of our common stock. We will not receive any proceeds from the sale of the shares being sold by the selling stockholders.

Our common stock is listed on the New York Stock Exchange under the symbol “ARMK.” On March 20, 2015, the last sale price of our common stock as reported on the New York Stock Exchange was $32.55 per share.

The underwriter has agreed to purchase the shares of common stock from the selling stockholders at a price of $         per share, which will result in $             million of proceeds to the selling stockholders before expenses. The underwriter may offer the shares of common stock in transactions on the New York Stock Exchange, in the over-the-counter market or through negotiated transactions at market prices or at negotiated prices. See “Underwriting.”

Investing in shares of our common stock involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement. You should also consider the risk factors described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares on or about                     , 2015.

Credit Suisse

The date of this prospectus supplement is                     , 2015

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, or in any free writing prospectuses related hereto that we have prepared. Neither we, any selling stockholder nor the underwriter has authorized anyone to provide you with different information and we, the selling stockholders and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, the selling stockholders are not, and the underwriter is not, making an offer to sell or soliciting offers to buy any securities other than the registered securities to which this prospectus supplement and the accompanying prospectus relate, nor are we, the selling stockholders or the underwriter making an offer to sell or soliciting an offer to buy these securities in any state or jurisdiction where an offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus relating hereto is accurate as of any date other than the respective dates thereof.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of shares of common stock and adds to and supplements information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part is the accompanying prospectus, which we refer to as the “accompanying prospectus.” The accompanying prospectus contains a description of our capital stock and gives more general information, some of which may not apply to the shares of common stock offered hereby. The accompanying prospectus also incorporates by reference documents that are described under “Incorporation by Reference” in that prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any related free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. Neither we, any selling stockholder nor the underwriter has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any such free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

Neither we, any selling stockholder nor the underwriter is making an offer of any securities other than the registered securities to which this prospectus supplement and the accompanying prospectus relate, nor are we, any selling stockholder or the underwriter making an offer to sell or soliciting an offer to buy the shares of common stock in any jurisdiction where an offer or sale is not permitted.

Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement to “we,” “our,” “us,” “Aramark,” “the Company” and similar terms refer to Aramark and its subsidiaries and references to “Parent” refer to Aramark and not any of its subsidiaries.

Presentation of Financial and Other Information

Our fiscal year ends on the Friday nearest September 30 in each year. In this prospectus supplement, when we refer to our fiscal years, we say “fiscal” and the year number, as in “fiscal 2014,” which refers to our fiscal year ended October 3, 2014. In addition, “client” refers to those businesses and other organizations which engage us to provide services. “Consumers” refers to those consumers of our services, such as employees, students and patrons, to whom our clients provide us access.

Market and Industry Data

The data included or incorporated by reference in this prospectus supplement regarding our industry and market opportunity, including the size of certain sectors and geographies, our position and the position of our competitors within these sectors and geographies and the portion of the market opportunity that is currently outsourced, are based on management estimates, which were derived using our management’s knowledge and experience in the sectors and geographies in which we operate, our own internal estimates and research, industry and general publications and research, and surveys and studies conducted by third parties. We believe these estimates to be accurate as of the date of this prospectus supplement. However, these estimates may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement and the accompanying prospectus contain and incorporate by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance with respect to, without limitation, conditions in our industry, our operations, our economic performance and financial condition. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “outlook,” “aim,” “anticipate,” “are confident,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe,” “see,” “look to” and other words and terms of similar meaning or the negative versions of such words. Forward-looking statements speak only as of the date made. All statements we make relating to our estimated and projected earnings, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations (“cautionary statements”) are disclosed under “Risk Factors” in this prospectus supplement and in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 3, 2014 incorporated by reference herein, including, without limitation, in conjunction with the forward-looking statements included and incorporated by reference in this prospectus supplement and the accompanying prospectus. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include without limitation:

•	unfavorable economic conditions;

•	natural disasters, global calamities, sports strikes and other adverse incidents;

•	the failure to retain current clients, renew existing client contracts and obtain new client contracts;

•	a determination by clients to reduce their outsourcing or use of preferred vendors;

•	competition in our industries;

•	increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts;

•	the inability to achieve cost savings through our cost reduction efforts;

•	our expansion strategy;

•	the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury;

•	governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting;

•	liability associated with noncompliance with applicable law or other governmental regulations;

•	changes in, new interpretations of or changes in the enforcement of the government regulatory framework;

•	currency risks and other risks associated with international operations, including Foreign Corrupt Practices Act, U.K. Bribery Act and other anti-corruption law compliance;

•	continued or further unionization of our workforce;

•	liability resulting from our participation in multiemployer defined benefit pension plans;

•	risks associated with suppliers from whom our products are sourced;

•	disruptions to our relationship with, or to the business of, our primary distributor;

•	the inability to hire and retain sufficient qualified personnel or increases in labor costs;

•	healthcare reform legislation;

•	the contract intensive nature of our business, which may lead to client disputes;

•	seasonality;

•	disruptions in the availability of our computer systems or privacy breaches;

•	failure to achieve and maintain effective internal controls;

•	our leverage;

•	the inability to generate sufficient cash to service all of our indebtedness;

•	debt agreements that limit our flexibility in operating our business;

•	potential conflicts of interest between certain of our controlling shareholders and us; and

•

other factors set forth under the heading “Risk Factors” in this prospectus supplement and under the headings “Item 1A. Risk Factors,” “Item 3. Legal Proceedings” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended October 3, 2014 incorporated by reference herein, as such factors may be updated from time to time in the other documents and reports that we file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus.

Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus supplement and the accompanying prospectus. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.

SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before making your investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the matters discussed under the caption “Risk Factors” and the detailed information that is incorporated into this prospectus supplement and the accompanying prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended October 3, 2014 (including without limitation the “Risk Factors” section included in such Form 10-K) and our Quarterly Report on Form 10-Q for the quarterly period ended January 2, 2015.

Our Company

We are a leading global provider of food, facilities and uniform services to education, healthcare, business and industry and sports, leisure and corrections clients. Our core market is North America (comprised of the United States and Canada), which is supplemented by an additional 20-country footprint serving many of the fastest growing global geographies. We hold the #2 position in North America in food and facilities services and uniform services based on total sales in fiscal 2014. Internationally, we hold a top 3 position in food and facilities services based on total sales in fiscal 2014 in most countries in which we have significant operations, and are one of only three food and facilities competitors with our combination of scale, scope, and global reach. Through our established brand, broad geographic presence and employees, we anchor our business in our partnerships with thousands of education, healthcare, business, sports, leisure and corrections clients. Through these partnerships we serve millions of consumers including students, patients, employees, sports fans and guests worldwide. The scope and range of our services are evidenced by the following:

•	We provide services to 89% of the Fortune 500

•	We serve over 500 million meals annually to approximately 5 million students at colleges, universities, and K-12 schools

•	We service over 2,000 healthcare facilities, collectively representing over 75 million patient days annually

•	We cater to approximately 100 million sports fans annually through our partnerships with 149 professional and collegiate teams

•	We put over 2 million people in uniforms each day

•	We operate in 22 countries in North America, Europe, Asia and South America

Our mission is to “Deliver experiences that enrich and nourish lives.” This mission is anchored in a set of goals, which we refer to as our core values, that guide our execution in the marketplace:

•	Sell and Serve with Passion. Placing clients and consumers at the center of all that we do by listening and responding to their needs with service focused on quality and innovation

•	Set Goals. Act. Win. Maintaining a culture of accountability where performance matters and exhibiting leadership that achieves and exceeds expectations through our execution

•	Front-Line First. Providing our front-line employees with tools and training that empower them to deliver excellence at the point of service to thousands of consumers and clients every day

•	Integrity and Respect Always. High ethical standards are the cornerstone of the Aramark brand and help us earn the trust of our key constituents

We strive to accomplish this mission through a repeatable business model founded on five principles of excellence—selling, service, execution, marketing and operations. Our commitment to these values has earned us numerous awards and recognitions; we have been named one of the “World’s Most Admired Companies” by Fortune Magazine in the category of Diversified Outsourcing Services every year since 1999 and we are recognized as one of the “World’s Most Ethical Companies” by the Ethisphere Institute.

We operate our business in three reportable segments that share many of the same operating characteristics: Food and Support Services North America, or FSS North America, Food and Support Services International, or FSS International, and Uniform and Career Apparel, or Uniform. The following chart provides a brief overview of our reportable segments (dollars in millions):

(1)	Fiscal 2014 operating income excludes $215.0 million of unallocated corporate expenses.
(2)	Based on fiscal 2014 total sales.
(3)	We have significant operations in the following countries: China, Chile, Germany, Ireland, Japan, Spain and the UK. We believe we hold top 3 positions in all of these countries except Spain.

Within our reportable segments, our business is generally focused around key client types—Education, Healthcare, Business & Industry, Sports & Leisure and Corrections.

(1)	Based on fiscal 2014 total sales.

We believe that our broad range of services, diversified client base, global reach and repeatable business model position us well for continued growth and margin expansion opportunities, although there can be no assurance that we will continue to grow. In fiscal 2014, we generated $14.8 billion of sales and $149 million of net income. As of October 3, 2014, we had $5.4 billion of total debt.

Company Information

Aramark is organized under the laws of the State of Delaware. Our business traces its history back to the 1930s.

Our executive offices are located at Aramark Tower, 1101 Market Street, Philadelphia, Pennsylvania 19107. Our website is www.aramark.com. Please note that our Internet website address is provided as an inactive textual reference only. Information on our website does not constitute part of this prospectus supplement.

The Offering

Common stock offered by the selling stockholders	22,500,000 shares

Use of proceeds	We will not receive any proceeds from the sale of shares of our common stock in this offering.

Dividend policy	On February 4, 2014, we declared cash dividends of $0.075 per share on the outstanding shares of our common stock, which were paid on March 11, 2014 to shareholders of record on the close of business on February 18, 2014. On May 6, 2014, we declared cash dividends of $0.075 per share on the outstanding shares of our common stock, which were paid on June 9, 2014 to shareholders of record on the close of business on May 19, 2014. On August 6, 2014, we declared cash dividends of $0.075 per share on the outstanding shares of our common stock, which were paid on September 9, 2014 to shareholders of record on the close of business on August 19, 2014. On November 11, 2014, we declared cash dividends of $0.08625 per share on the outstanding shares of our common stock, which were paid on December 16, 2014 to shareholders of record on the close of business on November 25, 2014. On February 3, 2015, we declared cash dividends of $0.08625 per share on the outstanding shares of our common stock, which were paid on March 9, 2015 to shareholders of record as of the close of business on February 17, 2015. We intend to continue to pay cash dividends on our common stock, subject to our compliance with applicable law, and depending on, among other things, our results of operations, financial condition, level of indebtedness, capital requirements, contractual restrictions, business prospects and other factors that our board of directors may deem relevant. Our ability to pay dividends on our common stock is limited by the covenants of our senior secured credit facilities and the indenture governing our senior notes and may be further restricted by the terms of any future debt or preferred securities. See “Dividend Policy” in this prospectus supplement and “Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Dividends” in our Annual Report on Form 10-K for the fiscal year ended October 3, 2014 incorporated by reference herein.

Risk factors	You should read the “Risk Factors” section of this prospectus supplement, and the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended October 3, 2014 incorporated by reference herein, for a discussion of factors that you should consider carefully before deciding to invest in our common stock, as such factors may be updated from time to time in the other documents and reports that we file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus.

New York Stock Exchange symbol	“ARMK”

The number of shares of our common stock to be outstanding following this offering is based on 237,549,796 shares of common stock outstanding as of February 27, 2015 and excludes:

•

22,180,816 shares issuable upon the exercise of options to purchase shares outstanding as of February 27, 2015 with a weighted average exercise price of $14.75 per share; 2,463,229 restricted stock units; 1,254,712 performance stock units; and 259,487 director deferred stock units; and

•	18,742,972 shares reserved for future issuance following this offering under our share-based compensation plans.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before investing in our common stock you should carefully consider each of the following risks set forth below, other information included in this prospectus supplement and accompanying prospectus and the risk factors and other information incorporated herein by reference to our Annual Report on Form 10-K for the fiscal year ended October 3, 2014 and our Quarterly Report on Form 10-Q for the quarterly period ended January 2, 2015, including the “Selected Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections, as applicable, and our financial statements and related notes contained therein. Any of the following risks or those incorporated by reference could materially and adversely affect our business, financial condition or results of operations. In such a case, the trading price of the common stock could decline and you may lose all or part of your investment.

Risks Related to this Offering and Ownership of Our Common Stock

Our share price may change significantly following the offering, and you may not be able to resell shares of our common stock at or above the price you paid or at all, and you could lose all or part of your investment as a result.

We completed our initial public offering in December 2013. Since our initial public offering, the price of our common stock, as reported by the New York Stock Exchange (the “NYSE”), has ranged from a low of $20.10 on December 12, 2013 to a high of $32.70 on March 12, 2015. The trading price of our common stock is likely to continue to be volatile and could fluctuate due to a number of factors such as those listed in the section titled “Risk Factors—Risks Related to Our Business” in our Annual Report on Form 10-K and the following, some of which are beyond our control:

•	quarterly variations in our results of operations;

•	results of operations that vary from the expectations of securities analysts and investors;

•	results of operations that vary from those of our competitors;

•	changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

•	announcements by us, our competitors or our vendors of significant contracts, acquisitions, joint marketing relationships, joint ventures or capital commitments;

•	announcements by third parties of significant claims or proceedings against us;

•	future sales of our common stock;

•	general domestic and international economic conditions; and

•	unexpected and sudden changes in senior management.

Furthermore, the stock market has experienced extreme volatility that, in some cases, has been unrelated or disproportionate to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation.

Future sales, or the perception of future sales, by us or our existing stockholders in the public market following this offering could cause the market price for our common stock to decline.

After this offering, the sale of a substantial number of shares of our common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. As of February 27, 2015, there were 237,549,796 shares of common stock outstanding, of which approximately 61% were freely tradable on the NYSE. After giving effect to this offering, approximately 70% of our shares of common stock outstanding would be freely tradable on the NYSE.

In connection with this offering, the selling stockholders have agreed with the underwriter, subject to certain exceptions, not to sell, dispose of or hedge any shares of our common stock or securities convertible into or exchangeable for shares of our common stock, during the period ending 45 days after the date of this prospectus supplement, except with the prior written consent of the underwriter. See “Underwriting” for a description of these lock-up agreements. Collectively, these shares will represent approximately 23% of our outstanding common stock following this offering. Upon the expiration of the lock-up agreements described above, shares held by the selling stockholders will be eligible for resale, subject to volume, manner of sale and other limitations under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the registration rights agreement entered into in connection with our initial public offering, stockholders who hold more than 10% of our then-outstanding shares or Joseph Neubauer have the right to require us to use all reasonable efforts to file amendments and supplements or reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if applicable, with the SEC for the resale of our common stock and facilitate an underwritten shelf takedown. By exercising their rights and selling a large number of shares, the selling stockholders could cause the prevailing market price of our common stock to decline. Following the completion of this offering, the shares covered by these rights would represent approximately 29% of our outstanding common stock. To the extent that such rights are exercised, the resulting sale of a substantial number of shares of our common stock into the market could cause the market price of our common stock to decline. These shares may be sold pursuant to Rule 144 of the Securities Act (“Rule 144”) depending on their holding period and subject to restrictions in the case of shares held by persons deemed to be our affiliates. As restrictions on resale end, the market price of our common stock could also decline if the holders of restricted shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our shares of common stock or other securities.

In addition, we also have outstanding options to purchase our common stock. To the extent that these options are exercised, there will be further dilution. We have filed a registration statement on Form S-8 under the Securities Act covering all of the common stock subject to outstanding equity awards, as well as options and shares reserved for future issuance, under our stock incentive plans. These shares may be freely sold in the public market upon issuance and vesting, subject to the lock-up agreements described above and contained in the terms of such plans, or unless they are held by “affiliates,” as that term is defined in Rule 144. Sales of a substantial number of these shares could cause the market price of our common stock to decline.

In the future, we may also issue our securities in connection with investments or acquisitions. The amount of shares of our common stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of our common stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution.

There can be no assurance that we will continue to pay dividends on our common stock, and our indebtedness could limit our ability to pay dividends on our common stock.

Payment of cash dividends on our common stock is subject to our compliance with applicable law and depends on, among other things, our results of operations, financial condition, level of indebtedness, capital requirements, contractual restrictions, business prospects and other factors that our board of directors may deem relevant. Our senior secured credit facilities and the indenture governing our senior notes contain, and the terms of any future indebtedness we or our subsidiaries incur may contain, limitations on our ability to pay dividends. For more information, see “Dividend Policy” in this prospectus supplement and “Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Dividends” in our Annual Report on Form 10-K for the fiscal year ended October 3, 2014 incorporated by reference herein. Although we paid a cash dividend of $0.075 per share of common stock on each of March 11, 2014, June 9, 2014 and September 9, 2014 and a cash dividend of $0.08625 per share of common stock on each of December 16, 2014 and March 9, 2015, there can be no assurance that we will continue to pay any dividend in the future.

Our Controlling Owners can significantly influence our business and affairs and may have conflicts of interest with us in the future.

Following the completion of this offering, investment funds associated with or designated by GS Capital Partners, CCMP Capital Advisors, LLC, J.P. Morgan Partners, LLC, Thomas H. Lee Partners, L.P. and Warburg Pincus LLC, which we refer to as the “Sponsors”, and Joseph Neubauer, who, together with the Sponsors, we refer to as the “Controlling Owners” (with CCMP Capital Advisors, LLC and J.P. Morgan Partners, LLC acting together as one Controlling Owner for purposes of our Stockholders Agreement), will collectively own approximately 29% of our common stock. Although the Controlling Owners will not collectively own a majority of our common stock, the Controlling Owners may still have the ability to exert influence over any transaction that requires the approval of stockholders, including the election of directors, mergers and takeover offers, regardless of whether others believe that approval of those matters is in our best interests. In addition, under the Stockholders Agreement, each of the Sponsors is entitled to select for nomination one person to serve on our board of directors, for so long as each of the Sponsors together with their respective affiliates beneficially owns at least 20% of the original shares acquired by it in connection with its investment in us in 2007, and a majority of the Sponsor directors must be present in order to constitute a quorum for purposes of any meetings of the board of directors. See “Item 13. Certain Relationships and Related Party Transactions, and Director Independence—Stockholder Arrangements—Stockholders Agreement” in our Annual Report on Form 10-K for the fiscal year ended October 3, 2014 incorporated by reference herein.

In addition, the Sponsors are in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us. One or more of the Sponsors may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. So long as the Controlling Owners, or funds controlled by or associated with the Sponsors, continue to own a significant amount of the outstanding shares of our common stock, although such amount is less than 50%, the Controlling Owners may continue to be able to influence us. Our amended and restated certificate of incorporation provides that none of the Controlling Owners or any of their affiliates will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (ii) otherwise competing with us or our affiliates. See “Description of Capital Stock—Conflicts of Interest” in the accompanying prospectus.

Anti-takeover provisions in our organizational documents could delay or prevent a change of control.

Certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws may have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders.

These provisions provide for, among other things:

•	the ability of our board of directors to issue one or more series of preferred stock;

•	advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at our annual meetings;

•	certain limitations on convening special stockholder meetings;

•

the removal of directors only upon the affirmative vote of the holders of at least 75% in voting power of all the then-outstanding common stock of the Company entitled to vote thereon, voting together as a single class, if the Controlling Owners and their affiliates beneficially own, in the aggregate, less than a majority in voting power of the common stock of the Company entitled to vote generally in the election of directors; and

•

that certain provisions may be amended only by the affirmative vote of the holders of at least 75% in voting power of all the then-outstanding common stock of the Company entitled to vote thereon, voting together as a single class, if the Controlling Owners and their affiliates beneficially own, in the aggregate, less than 50% in voting power of the common stock of the Company entitled to vote generally in the election of directors.

These anti-takeover provisions could make it more difficult for a third-party to acquire us, even if the third-party’s offer may be considered beneficial by many of our stockholders. As a result, our stockholders may be limited in their ability to obtain a premium for their shares. See “Description of Capital Stock” in the accompanying prospectus.

Our amended and restated certificate of incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

Our amended and restated certificate of incorporation provides that, with certain limited exceptions, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any stockholder (including any beneficial owner) to bring (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any director or officer of the Company owed to us or our stockholders, creditors or other constituents, (iii) any action asserting a claim against us or any director or officer of the Company arising pursuant to any provision of the Delaware General Corporation Law or our amended and restated certificate of incorporation or our amended and restated bylaws, or (iv) any action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have received notice of and consented to the foregoing provisions. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find this choice of forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

If securities or industry research analysts do not publish or cease publishing research or reports about our business or if they issue unfavorable commentary or downgrade our common stock, our share price and trading volume could decline.

The trading market for our common stock relies in part on the research and reports that securities and industry research analysts publish about us, our industry, our competitors and our business. We do not have any control over these analysts. Our share price and trading volumes could decline if one or more securities or industry analysts downgrade our common stock, issue unfavorable commentary about us, our industry or our business, cease to cover our company or fail to regularly publish reports about us, our industry or our business.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock in this offering. All of the shares of common stock offered by the selling stockholders pursuant to this prospectus supplement will be sold by the selling stockholders for their own account. Pursuant to the Registration Rights Agreement (as defined herein), we will pay certain registration expenses of the selling stockholders.

MARKET PRICE OF OUR COMMON STOCK

Our common stock has been listed on the NYSE under the symbol “ARMK” since December 12, 2013. Prior to that time, there was no public market for our common stock. The following table sets forth, for the periods indicated, the high and low sale prices of our common stock, as reported on the NYSE.

Quarter Ended	High	Low
December 27, 2013 (from December 12, 2013)	$26.70	$20.10
March 28, 2014	$29.70	$23.04
June 27, 2014	$29.70	$25.79
October 3, 2014	$27.70	$25.50
January 2, 2015	$31.70	$25.03
March 27, 2015 (through March 20, 2015)	$32.70	$29.63

On March 20, 2015, the closing price of our common stock on the NYSE was $32.55. Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock. On February 27, 2015, we had 404 holders of record of our common stock.

DIVIDEND POLICY

We intend to continue to pay cash dividends on our common stock, subject to our compliance with applicable law, and depending on, among other things, our results of operations, financial condition, level of indebtedness, capital requirements, contractual restrictions, business prospects and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends is limited by covenants in our senior secured credit facilities and the indenture governing our senior notes. Future agreements may also limit our ability to pay dividends. Specifically, the senior secured credit agreement and the indenture governing our senior notes each limit the ability of our subsidiary Aramark Services, Inc. to declare dividends or make other distributions to us, which could in turn limit our ability to pay dividends.

On October 29, 2012, we completed the spin-off of our majority interest in Seamless North America, LLC, an online and mobile food ordering service, to our stockholders in the form of a dividend. Each stockholder received one share of the common stock of Seamless Holdings, a newly formed company created to hold our former interest in Seamless North America, LLC, for each share of our common stock held as of the record date. On February 4, 2014, we declared cash dividends of $0.075 per share on the outstanding shares of our common stock, which were paid on March 11, 2014 to shareholders of record on the close of business on February 18, 2014. On May 6, 2014, we declared cash dividends of $0.075 per share on the outstanding shares of our common stock, which were paid on June 9, 2014 to shareholders of record on the close of business on May 19, 2014. On August 6, 2014, we declared cash dividends of $0.075 per share on the outstanding shares of our common stock, which were paid on September 9, 2014 to shareholders of record on the close of business on August 19, 2014. On November 11, 2014, we declared cash dividends of $0.08625 per share on the outstanding shares of our common stock, which were paid on December 16, 2014 to shareholders of record on the close of business on November 25, 2014. On February 3, 2015, we declared cash dividends of $0.08625 per share on the outstanding shares of our common stock, which were paid on March 9, 2015 to shareholders of record as of the close of business on February 17, 2015. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and related notes included in our Annual Report on Form 10-K for the fiscal year ended October 3, 2014 incorporated by reference herein.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of January 2, 2015. The information in this table should be read in conjunction with “Item 6. Selected Consolidated Financial Data” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited consolidated financial statements and related notes appearing in our Annual Report on Form 10-K for the fiscal year ended October 3, 2014 and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the unaudited condensed consolidated financial statements and related notes appearing in our Quarterly Report on Form 10-Q for the quarterly period ended January 2, 2015, each incorporated herein by reference.

(dollars in millions)	As of January 2, 2015
Actual
Cash and cash equivalents	$120.8

Senior secured credit facilities:
Revolving credit facility(1)	$363.5
Term loan facility(2)	3,960.3
5.75% senior notes due 2020	1,000.0
Receivables facility	375.0
Capital leases	51.0
Other existing debt(3)	58.1

Total debt	5,807.9
Stockholders’ equity:
Common stock, 600,000,000 shares authorized, actual; 259,717,687 shares issued and 235,864,025 shares outstanding	2.6
Capital surplus	2,628.4
Accumulated deficit	(317.4)
Accumulated other comprehensive loss	(139.3)
Treasury stock	(419.3)

Total stockholders’ equity	1,755.0

Total capitalization	$7,562.9

(1)	Consists of a $680.0 million revolving credit facility available to the Company in U.S. dollars and a $50.0 million revolving credit facility available to the Company and a Canadian subsidiary in U.S. dollars and Canadian dollars. The final maturity date of the Canadian dollar revolving loan commitments and the U.S. dollar revolving loan commitments is February 24, 2019.
(2)	As of January 2, 2015, term loans with an aggregate principal amount of $3,978.5 million (recorded at $3,960.3 million to reflect original issue discount) were outstanding, $2,545.8 million of which have a maturity date of February 24, 2021, $1,358.0 million of which have a maturity date of September 7, 2019 and $74.7 million of which have a maturity date of July 26, 2016. The senior secured credit agreement also includes a $159.3 million synthetic letter of credit facility, which matures on July 26, 2016. As of January 2, 2015, there were approximately $130.8 million of issued letters of credit under the synthetic letter of credit facility.
(3)	Consists of borrowings by our foreign subsidiaries.

SELLING STOCKHOLDERS

The following table sets forth, for each selling stockholder, the name, the number of shares of common stock beneficially owned as of February 27, 2015, the number of shares of common stock being offered pursuant to this prospectus supplement and the number of shares of common stock that will be beneficially owned immediately after completion of the offering contemplated by this prospectus supplement.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Except as otherwise indicated in the footnotes below, each of the selling stockholders has, to our knowledge, sole voting and investment power with respect to the indicated shares.

	Common Stock Beneficially Owned Prior to this Offering		Shares of Common Stock Offered	Common Stock Beneficially Owned After this Offering
Name of Selling Stockholder	Number	%(1)		Number	%
CCMP Capital Investors(2)	9,660,515	4.07%	2,797,654	6,862,861	2.89%
GS Capital Partners(3)	19,321,030	8.13	5,595,308	13,725,722	5.78
J.P. Morgan Partners(4)	9,660,513	4.07	2,797,653	6,862,860	2.89
Thomas H. Lee Partners(5)	19,321,031	8.13	5,595,309	13,725,722	5.78
Warburg Pincus LLC(6)	19,731,146	8.31	5,714,076	14,017,070	5.90

(1)	As of February 27, 2015, we had 237,549,796 shares outstanding.
(2)	Shares shown as beneficially owned by CCMP Capital Investors reflect an aggregate of the following record ownership: (i) 8,524,332 shares held by CCMP Capital Investors II, L.P.; and (ii) 1,136,183 shares held by CCMP Capital Investors (Cayman) II, L.P. CCMP Capital, LLC is the sole owner of CCMP Capital Associates GP, LLC, which is the general partner of CCMP Capital Associates, L.P., which is the general partner of each of CCMP Capital Investors II, L.P. and CCMP Capital Investors (Cayman) II, L.P. CCMP Capital Advisors, LLC, pursuant to an agreement with JPMorgan Chase & Co. and J.P. Morgan Partners, LLC, advises J.P. Morgan Partners with respect to certain of its private equity investments, including its investment in the Company. CCMP Capital Advisors, LLC and its affiliates disclaim beneficial ownership of the shares owned by J.P. Morgan Partners and its affiliates. The address of the entities listed above is 245 Park Avenue, 16th Floor, New York, New York 10167, except that the address for CCMP Capital Investors (Cayman) II, L.P. is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands. CCMP Capital Investors did not purchase shares of the Company’s common stock outside the ordinary course of business as an investor or with, at the time of its acquisition of shares of the Company’s common stock, any agreements, understandings, or arrangements with any other persons, directly or indirectly, to dispose of the shares.
(3)

Shares shown as beneficially owned by GS Capital Partners reflect an aggregate of the following record ownership: (i) 10,173,682 shares held by GS Capital Partners V Fund, L.P.; (ii) 5,255,301 shares held by GS Capital Partners V Offshore Fund, L.P.; (iii) 3,488,702 shares held by GS Capital Partners V Institutional, L.P.; and (iv) 403,345 shares held by GS Capital Partners V GmbH & Co. KG (collectively, the “GS Entities”). The GS Entities, of which affiliates of The Goldman Sachs Group, Inc. are the general partner, managing general partner or investment manager, share voting and investment power with certain of its respective affiliates. Mr. Sanjeev Mehra is a Managing Director of Goldman, Sachs & Co. and may be deemed to have beneficial ownership of the shares held by the GS Entities. The Goldman Sachs Group, Inc., Goldman, Sachs & Co. and Mr. Mehra each disclaim beneficial ownership of the shares held directly or indirectly by the GS Entities, except to the extent of its pecuniary interest therein, if any. GS Capital Partners did not purchase shares of the Company’s common stock outside the ordinary course of business as an investor or with, at the time of its acquisition of shares of the Company’s common stock, any agreements, understandings, or arrangements with any other persons, directly or indirectly, to dispose of the shares. The address of the GS Entities, The Goldman Sachs Group, Inc., Goldman, Sachs & Co. and Mr. Mehra is c/o The Goldman Sachs Group, 200 West Street, New York, New York 10282.
(4)	Shares shown as beneficially owned by J.P. Morgan Partners reflect an aggregate of the following record ownership: (i) 5,447,711 shares held by J.P. Morgan Partners (BHCA), L.P.; (ii) 1,305,900 shares held by J.P. Morgan Partners Global Investors, L.P.; (iii) 200,656 shares held by J.P. Morgan Partners Global Investors A, L.P.; (iv) 655,620 shares held by J.P. Morgan Partners Global Investors (Cayman), L.P.; (v) 73,319 shares held by J.P. Morgan Partners Global Investors (Cayman) II, L.P.; (vi) 442,154 shares held by J.P. Morgan Partners Global Investors (Selldown), L.P.; and (vii) 1,535,153 shares held by J.P. Morgan Partners Global Investors (Selldown) II, L.P. The general partner of J.P. Morgan Partners (BHCA), L.P. is JPMP Master Fund Manager, L.P. The general partner of the entities listed in clauses (ii) through (vii) is JPMP Global Investors, L.P. The general partner of JPMP Master Fund Manager, L.P. and JPMP Global Investors, L.P. is JPMP Capital Corp., a wholly owned subsidiary of JPMorgan Chase & Co., a publicly traded company. J.P. Morgan Partners did not purchase shares of the Company’s common stock outside the ordinary course of business as an investor or with, at the time of its acquisition of shares of the Company’s common stock, any agreements, understandings, or arrangements with any other persons, directly or indirectly, to dispose of the shares. The address of the J.P. Morgan Partners entities is 270 Park Avenue, 10th Floor, New York, New York 10017, except the address of each Cayman entity is c/o Trident Trust Company (Cayman) Limited, PO Box 847, 4th Floor, One Capital Place, Grand Cayman KY1-1102, Cayman Islands.
(5)

Shares shown as beneficially owned by investment funds affiliated with Thomas H. Lee Partners, L.P. reflect an aggregate of the following record ownership: (i) 10,639,117 shares held by Thomas H. Lee Equity Fund VI, L.P.; (ii) 7,204,243 shares held by Thomas H. Lee Parallel Fund VI, L.P.; (iii) 1,258,436 shares held by Thomas H. Lee Parallel (DT) Fund VI, L.P.; (iv) 91,137 shares held by THL Equity Fund VI Investors (Aramark), LLC; (v) 19,519 shares held by THL Coinvestment Partners, L.P. (collectively, the “THL Funds”); (vi) 54,300 shares held by Putnam Investment Holdings, LLC; and (vii) 54,279 shares held by Putnam Investments Employees’ Securities Company III LLC (collectively, the “Putnam Funds”). THL Holdco, LLC is the managing member of Thomas H. Lee Advisors, LLC, which is the general partner of Thomas H. Lee Partners, L.P., which is the sole member of THL Equity Advisors VI, LLC, which is the general partner of Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Parallel Fund VI, L.P. and Thomas H. Lee Parallel (DT) Fund VI, L.P. and the manager of THL Equity Fund VI Investors (Aramark), LLC. Thomas H. Lee Partners, L.P. is the general partner of THL Coinvestment Partners, L.P. The Putnam Funds are co-investment entities of the THL Funds, and are contractually obligated to co-invest (and dispose of securities) alongside certain of the THL Funds on a pro rata basis. Voting and investment determinations with respect to the shares held by the THL Funds are made by the management committee of THL Holdco, LLC. Anthony J. DiNovi and Scott M. Sperling are the members of the management committee of THL Holdco, LLC, and as such may be deemed to share beneficial ownership of the shares held or controlled by the THL Funds. Each of Messrs. DiNovi and Sperling disclaims beneficial ownership of such securities. Putnam Investment Holdings, LLC (“Holdings”) is the managing member of Putnam Investments Employees’ Securities Company III LLC (“ESC III”). Holdings disclaims any beneficial ownership of any shares held by ESC III. Putnam Investments LLC, the managing member of Holdings, disclaims beneficial ownership of any shares held by the Putnam Funds. The address of each of the THL Funds and Messrs. DiNovi and Sperling is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, 35th Floor, Boston, Massachusetts 02110. The address of each of the Putnam Funds is c/o Putnam Investment, Inc., 1 Post Office Square, Boston, Massachusetts 02109. Thomas H. Lee Partners, L.P. did not purchase shares of the Company’s common stock outside the ordinary course of business as an investor or with, at the time of its acquisition of shares of the Company’s common stock, any agreements, understandings, or arrangements with any other persons, directly or indirectly, to dispose of the shares.
(6)	Shares shown as beneficially owned by affiliates of Warburg Pincus LLC, a New York limited liability company (“WP LLC”) reflect record ownership of 19,731,146 shares held by Warburg Pincus Private Equity IX, L.P., a Delaware limited partnership (“WP IX”). The general partner of WP IX is Warburg Pincus IX GP L.P., a Delaware limited partnership (“WP IX GP LP”). WPP GP LLC, a Delaware limited liability company (“WPP GP LLC”), is the general partner of WP IX GP LP. Warburg Pincus Partners, L.P., a Delaware limited partnership (“WP Partners”), is the managing member of WPP GP LLC. Warburg Pincus Partners GP LLC, a Delaware limited liability company (“WP Partners GP LLC”), is the general partner of WP Partners. Warburg Pincus & Co., a New York general partnership (“WP”), is the managing member of WP Partners GP LLC. WP LLC manages WP IX. Charles R. Kaye and Joseph P. Landy are each a Managing General Partner of WP and Co-Chief Executive Officers and Managing Members of WP LLC and may be deemed to control the Warburg Pincus entities. Messrs. Kaye and Landy disclaim beneficial ownership of all shares held by the Warburg Pincus entities. The address of the Warburg Pincus entities and Messrs. Kaye and Landy is 450 Lexington Avenue, New York, New York 10017. Warburg Pincus LLC did not purchase shares of the Company’s common stock outside the ordinary course of business as an investor or with, at the time of its acquisition of shares of the Company’s common stock, any agreements, understandings, or arrangements with any other persons, directly or indirectly, to dispose of the shares.

SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict what effect, if any, market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Nevertheless, sales of substantial amounts of common stock, including shares issued upon the exercise of outstanding options or restricted stock units, in the public market, or the perception that such sales could occur, could materially and adversely affect the market price of our common stock and could impair our future ability to raise capital through the sale of our equity or equity-related securities at a time and price that we deem appropriate.

As of February 27, 2015, we had outstanding an aggregate of approximately 237,549,796 shares of common stock. Of the outstanding shares, the shares sold in our initial public offering and this offering will be freely tradable without restriction or further registration under the Securities Act, except that any shares held by our “affiliates”, as that term is defined under Rule 144, may be sold only in compliance with the limitations described below. The remaining outstanding shares of common stock will be deemed “restricted securities” as that term is defined under Rule 144. Restricted securities may be sold in the public market only if they are registered or if they qualify for an exemption from registration, including the exemptions under Rule 144, which we summarize below. The restricted shares held by our affiliates will be available for sale in the public market at various times after the date of this prospectus supplement pursuant to Rule 144 following the expiration of the applicable lock-up period.

In addition, as of February 27, 2015 there were 22,180,816 shares issuable upon the exercise of options to purchase shares outstanding as of February 27, 2015 with a weighted average exercise price of $14.75 per share; 2,463,229 restricted stock units; 1,254,712 performance stock units; and 259,487 director deferred stock units and an aggregate of approximately 18,742,972 shares reserved for future issuance under our share-based compensation plans. We filed a registration statement on Form S-8 under the Securities Act to register common stock issued or reserved for issuance under our 2013 Stock Incentive Plan and our 2007 Management Stock Incentive Plan. As a result, shares of our common stock issued pursuant to such stock incentive plans, including upon exercise of stock options and vesting of restricted stock units, will be eligible for resale in the public market without restriction, subject to the Rule 144 limitations applicable to affiliates and the lock-up agreements described below.

Rule 144

In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated) who is not deemed to be or have been one of our affiliates for purposes of the Securities Act at any time during 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without registration, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of a prior owner other than an affiliate, then such person is entitled to sell such shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates, who have met the six month holding period for beneficial ownership of “restricted shares” of our common stock, are entitled to sell within any three-month period, a number of shares that does not exceed the greater of:

•	1% of the number of shares of our common stock then outstanding, which equals approximately 2,375,498 shares as of February 27, 2015; or

•	the average reported weekly trading volume of our common stock on the NYSE during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. The sale of these shares, or the perception that sales will be made, could adversely affect the price of our common stock after this offering because a great supply of shares would be, or would be perceived to be, available for sale in the public market.

Lock-Up Agreements

In connection with this offering, the selling stockholders have agreed with the underwriter, subject to certain exceptions (some of which are described below), not to sell, dispose of or hedge any shares of our common stock or securities convertible into or exchangeable for shares of our common stock, during the period ending 45 days after the date of this prospectus supplement, except with the prior written consent of the underwriter. Persons subject to lock-up during the 45-day restricted period will not make any transfer or distribution of shares of our common stock pursuant to a gift or trust during the 45-day restricted period if any filing pursuant to Section 16 of the Exchange Act (other than Form 5) will be required or voluntarily made in connection with such transfer or distribution. This agreement does not apply to any existing employee benefit plans.

Stockholders Agreement

In connection with our 2007 going-private transaction (the “2007 Transaction”), we entered into a stockholders agreement with Mr. Neubauer, the Sponsors and other management participants, which agreement was amended and restated in connection with our initial public offering (as so amended, the “Stockholders Agreement”). The Stockholders Agreement contains agreements among the parties with respect to the nomination and election of directors, restrictions on the transfer of shares, informational rights, corporate opportunities, and certain other corporate governance provisions.

Stockholders party to the Stockholders Agreement may not transfer shares except pursuant to certain exceptions set forth in the agreement, including to specifically permitted transferees, in a public offering subject to the Registration Rights Agreement (as defined below) or as otherwise approved by the coordination committee established under the Registration Rights Agreement. In addition, under the Stockholders Agreement management stockholders became generally permitted to sell all of their shares (including shares underlying vested stock-based awards) on December 18, 2014, the day following the one-year anniversary of our initial public offering, subject to the Company’s policies. Management stockholders may also transfer shares to pay an option price or withholding tax in connection with a stock-based award. Mr. Neubauer and certain affiliated stockholders are also entitled to make certain transfers including to cultural or academic not-for-profit institutions. The restrictions on transfer set forth in the Stockholders Agreement are in addition to those set forth in the lock-up agreements entered into in connection with this offering. See “—Lock-Up Agreements”.

Registration Rights

In connection with the 2007 Transaction, we entered into a registration rights agreement with Mr. Neubauer, the Sponsors and other management participants, which agreement was amended and restated in connection with our initial public offering (as so amended, the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, certain existing stockholders are entitled to participate in certain offerings of the Company’s securities registered under the Securities Act which are initiated by the Company, the Sponsors or Mr. Neubauer, subject to certain exceptions. In addition, under the agreement, certain stockholders who hold more than 10% of our then-outstanding shares or Mr. Neubauer have the right to require us to use all reasonable efforts to file amendments and supplements or Exchange Act reports, if applicable, with the SEC for the resale of our common stock and facilitate an underwritten shelf takedown. The agreement provides to the Sponsors an unlimited number of “demand” registrations and provides to Mr. Neubauer two “demand” registrations. In addition, the Sponsors, Mr. Neubauer and, in certain circumstances, some members of senior management are also entitled to

“piggy back” rights in subsequent offerings. In any subsequent offering in which “piggy back” rights apply, Mr. Neubauer is entitled to participate in such offering at a participation rate two times his pro rata share as compared to the pro rata share of the Sponsors. The Registration Rights Agreement also provides that we will pay certain expenses of these stockholders relating to such registrations and indemnify them against certain liabilities which may arise under the Securities Act of 1933, as amended. The shares subject to the Registration Rights Agreement will represent approximately 29% of our outstanding common stock after this offering. These shares also may be sold under Rule 144, depending on their holding period and subject to restrictions in the case of shares held by persons deemed to be our affiliates.

CERTAIN UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

FOR NON-U.S. HOLDERS

The following is a summary of certain United States federal income and estate tax consequences, as of the date hereof, to a non-U.S. holder (as defined below) of the purchase, ownership and disposition of shares of our common stock. This summary deals only with shares of common stock that are held as a capital asset.

Except as modified for estate tax purposes (as discussed below), “non-U.S. holder” means a beneficial owner of shares that, for United States federal income tax purposes, is an individual, corporation, estate or trust other than:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

If an entity treated as a partnership for United States federal income tax purposes holds shares of our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership considering an investment in shares of our common stock, you should consult your own tax advisors.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions, all as of the date hereof. Those authorities may be changed or subject to different interpretations, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

This summary does not address all aspects of United States federal income and estate taxes and does not address the effects of any other United States federal tax laws (including gift tax or the Medicare tax on certain investment income) or any foreign, state, local or other tax laws that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, it does not represent a detailed description of the United States federal income or estate tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for United States federal income tax purposes (or an investor in such an entity)).

If you are considering the purchase of shares our common stock, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the purchase, ownership and disposition of the shares of common stock, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

Dividends

Subject to the discussions of backup withholding and additional withholding requirements below, dividends paid to a non-U.S. holder of shares of our common stock generally will be subject to United States federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States are generally not subject to the United States federal withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis in generally the same manner as if the non-U.S. holder were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. In addition, a foreign corporation may be subject to a “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits, subject to adjustments.

A non-U.S. holder of shares of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to complete Internal Revenue Service Form W-8BEN or W-8BEN-E (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if the shares of our common stock are held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder of shares of our common stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

Gain on Disposition of Common Stock

Subject to the discussions of backup withholding and additional withholding requirements below, any gain recognized on a sale, exchange or other taxable disposition of shares of our common stock generally will not be subject to United States federal income or withholding tax unless:

•	the gain is effectively connected with a trade or business of the non-U.S. holder in the United States;

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of such disposition, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for United States federal income tax purposes.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the disposition on a net income basis in generally the same manner as a United States person, unless an applicable income tax treaty provides otherwise. If a non-U.S. holder that is a foreign corporation falls under the first bullet point immediately above, it may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits (subject to adjustments) or such lower rate as may be specified by an applicable income tax treaty.

Unless an applicable income tax treaty provides otherwise, an individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% United States federal income tax on the gain derived from the disposition, which may be offset by certain United States source capital losses, even though the individual is not considered a resident of the United States.

We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes. However, even if we are or were to become a United States real property holding corporation, so long as our common stock remains regularly traded on an established securities market for United States federal income tax purposes, any gain recognized by a non-U.S. holder that is not subject to tax under either of the first two bullet points would generally be subject to United States federal income tax only if such non-U.S. holder actually or constructively owned more than five percent of our outstanding common stock at some time during the shorter of such non-U.S. holder’s holding period and the five year period ending on the date of such disposition.

Federal Estate Tax

Shares of common stock held (or deemed held) at the time of death by an individual non-U.S. holder who is neither a citizen or resident of the United States (as specifically defined for United States estate tax purposes) will be included in such holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will be subject to backup withholding with respect to dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a disposition of our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on shares of our common stock, and, for a disposition of shares of our common stock occurring after December 31, 2016, the gross proceeds from such disposition, in each case paid to (i) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, which does not provide sufficient documentation, typically on Internal Revenue Service Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) or (ii) a “non-financial foreign entity” (as specifically defined in the Code), whether such non-financial foreign entity is the beneficial owner or an intermediary, which does not provide sufficient documentation, typically on Internal Revenue Service Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Dividends,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. You should consult your own tax advisor regarding these requirements and whether they may be relevant to your ownership and disposition of shares of our common stock.

UNDERWRITING

We, the selling stockholders and Credit Suisse Securities (USA) LLC (the “underwriter”) have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, the underwriter has agreed to purchase and the selling stockholders have agreed to sell 22,500,000 shares of common stock.

The underwriter has agreed to purchase the shares of common stock from the selling stockholders at a price of $             per share, which will result in $             million of proceeds to the selling stockholders before expenses. The underwriter may receive from purchasers of the shares normal brokerage commissions in amounts agreed with such purchasers. The underwriter proposes to offer the shares of common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by the underwriter and subject to the underwriter’s right to reject any order in whole or in part. The underwriter may effect such transactions by selling shares of common stock to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal. The underwriter is committed to take and pay for all of the shares being offered, if any are taken.

In connection with this offering and depending on the applicable facts and circumstances, a selling stockholder may be deemed to be an “underwriter” within the meaning of such term under the Securities Act. Based upon such facts and circumstances, including when and how shares of the Company’s common stock were acquired, none of the selling stockholders believes that it should be considered an “underwriter” within the meaning of such term under the Securities Act.

Pursuant to the Registration Rights Agreement, we will pay certain registration expenses of the selling stockholders.

Certain of the selling stockholders have agreed with the underwriter, subject to certain exceptions, not to sell, dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 45 days after the date of this prospectus supplement, except with the prior written consent of the underwriter. See “Shares Eligible for Future Sale” for a discussion of certain transfer restrictions and exceptions to the lock-up agreements.

In connection with the offering, the underwriter may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. The underwriter must cover any short position created by short sales by purchasing shares in the open market. Such a short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriter in the open market prior to the completion of the offering.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of our stock, and may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriter is not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, no offer of shares may be made to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representative;

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2003/71/EU) and includes any relevant implementing measure in each Relevant Member State.

The underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

This prospectus supplement and the accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and the underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

This prospectus supplement relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with exempt offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information included and incorporated by reference in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

The underwriter does not expect sales to discretionary accounts to exceed five percent of the total number of shares offered.

We estimate that the expenses of the offering payable by us will be approximately $                    .

We and the selling stockholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.

Other Relationships

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter and its affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. The underwriter or its affiliate is a lender of revolving loans under our senior secured credit facility and has received and will receive fees from us.

In addition, in the ordinary course of their various business activities, the underwriter and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for its own account and for the accounts of its customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriter and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

LEGAL MATTERS

Certain legal matters in connection with the offering will be passed upon for us and the selling stockholders by Simpson Thacher & Bartlett LLP, New York, New York. Certain matters in connection with the offering will be passed upon for the underwriter by Cahill Gordon & Reindel LLP, New York, New York.

EXPERTS

The consolidated financial statements and financial statement schedule of Aramark and subsidiaries as of October 3, 2014 and September 27, 2013, and for each of the fiscal years in the three-year period ended October 3, 2014, have been incorporated herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of AIM SERVICES Co., Ltd. and subsidiaries as of March 31, 2014 and March 31, 2013 and for each of the three years in the period ended March 31, 2014 incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the fiscal year ended October 3, 2014 have been audited by Deloitte Touche Tohmatsu LLC, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (1) that accounting principles generally accepted in Japan vary in certain significant respects from accounting principles generally accepted in the United States of America as discussed in Note 14 to the consolidated financial statements and (2) that the audits also comprehended the translation of Japanese yen amounts into U.S. dollar amounts and such translation has been made in conformity with the basis stated in Note 1 to the consolidated financial statements) appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” information into this prospectus supplement. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and information that we file in the future with the SEC will automatically update and supersede, as appropriate, this information. We incorporate by reference the documents listed below and all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement, from their respective filing dates, and prior to the termination of this offering:

•

Our Annual Report on Form 10-K for the fiscal year ended October 3, 2014 that we filed with the SEC on December 3, 2014 (including the consolidated financial statements of AIM SERVICES Co., Ltd. filed as Exhibit 99.1 to our Annual report on Form 10-K);

•	Our Quarterly Report on Form 10-Q for the quarterly period ended January 2, 2015 that we filed with the SEC on February 11, 2015; and

•	Our Current Reports on Form 8-K filed with the SEC on November 24, 2014, December 3, 2014, December 17, 2014, January 29, 2015, February 9, 2015, February 23, 2015 and March 19, 2015.

Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K (including any Form 8-K itemized above), including the related exhibits, nor in any documents or other information that is deemed to have been “furnished” to and not “filed” with the SEC.

Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a copy of any or all of the documents referred to above that have been or may be incorporated by reference into this prospectus supplement (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

Aramark

Attn: Investor Relations

1101 Market Street

Philadelphia, PA 19107

(215) 409-7287

You should rely only on the information incorporated by reference or provided in this prospectus supplement. Neither we, any selling stockholder, nor the underwriter has authorized anyone else to provide you with different information.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock offered in this prospectus supplement and the accompanying prospectus. This prospectus supplement is a part of the registration statement and does not contain all of the information set forth in the registration statement, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and shares of our common stock, you should refer to the registration statement and to its exhibits and schedules. Whenever a reference is made in this prospectus supplement to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document.

We will file annual, quarterly and special reports and other information with the SEC. Our filings with the SEC will be available to the public on the SEC’s website at http://www.sec.gov. Those filings will also be available to the public on, or accessible through our corporate website at http://www.aramark.com. The information contained on our corporate website or any other website that we may maintain is not part of this prospectus supplement, the accompanying prospectus or the related registration statement. You may also read and copy, at SEC prescribed rates, any document we file with the SEC, including the related registration statement (and its exhibits), at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

Common Stock

We may offer and sell our common stock from time to time. We will determine when we sell our common stock, which may be sold on a continuous or delayed basis directly to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and we and any agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of our common stock. If any agents, dealers or underwriters are involved in the sale of any of our common stock, the applicable prospectus supplement will set forth any applicable commissions or discounts payable to them. Our net proceeds from the sale of our common stock also will be set forth in the applicable prospectus supplement. We also may provide investors with a free writing prospectus that includes this information. In addition, one or more selling stockholders to be named in a prospectus supplement hereto may offer and sell our common stock from time to time, together or separately, in amounts, at prices and on terms that will be determined at the time of any such offering.

Each time that we or any selling stockholders sell common stock using this prospectus, we or any selling stockholders will provide a prospectus supplement and attach it to this prospectus if required. The prospectus supplement or a free writing prospectus will contain more specific information about the offering and the common stock being offered, including the names of any selling stockholders, if applicable, the prices and our net proceeds from the sales of such common stock. The selling stockholders will receive all of the proceeds from any sales of our common stock owned by them. We will not receive any proceeds from the sale of our common stock by selling stockholders. We may bear a portion of the expenses of the offering of common stock, except that selling stockholders may pay any applicable underwriting fees, discounts or commissions and certain transfer taxes. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. This prospectus may not be used to sell common stock unless accompanied by a prospectus supplement describing the method and terms of the offering.

You should carefully read this prospectus and any applicable prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest in our common stock.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “ARMK.”

Investing in shares of our common stock involves risks. You should refer to and consider the information included in the section titled “Risk Factors” beginning on page 8 of this prospectus and the risk factors described in any accompanying prospectus supplement or any documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 17, 2015

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectuses related hereto that we have prepared. Neither we nor any selling stockholder has authorized anyone to provide you with different information and we and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or free writing prospectus is accurate as of any date other than the respective dates thereof. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and/or one or more selling stockholders, if applicable, may, from time to time, offer and/or sell our common stock in one or more offerings or resales. This prospectus provides you with a general description of the common stock that we and/or one or more selling stockholders may offer. Each time we sell common stock using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the offering, including the names of any selling stockholders, if applicable. The prospectus supplement may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information that is incorporated or deemed incorporated by reference in this prospectus as described under the heading “Incorporation by Reference” and any additional information described under the heading “Where You Can Find More Information” before making an investment in our common stock. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information contained in, or incorporated by reference in, this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. Neither we nor any selling stockholder has authorized anyone to give you different information, and if you are given any information or representation about these matters that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you must not rely on that information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “we,” “our,” “us,” “Aramark,” “the Company” and similar terms refer to Aramark and its subsidiaries and references to “Parent” refer to Aramark and not any of its subsidiaries.

Presentation Of Financial and Other Information

Our fiscal year ends on the Friday nearest September 30 in each year. In this prospectus, when we refer to our fiscal years, we say “fiscal” and the year number, as in “fiscal 2014,” which refers to our fiscal year ended October 3, 2014. In addition, “client” refers to those businesses and other organizations which engage us to provide services. “Consumers” refers to those consumers of our services, such as employees, students and patrons, to whom our clients provide us access.

Market and Industry Data

The data included in this prospectus or used in documents incorporated by reference into this prospectus regarding our industry and market opportunity, including the size of certain sectors and geographies, our position and the position of our competitors within these sectors and geographies and the portion of the market opportunity that is currently outsourced, are based on management estimates, which were derived using our management’s knowledge and experience in the sectors and geographies in which we operate, our own internal estimates and research, industry and general publications and research, and surveys and studies conducted by third parties. We believe these estimates to be accurate as of the date of this prospectus. However, these estimates may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains and incorporates by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance with respect to, without limitation, conditions in our industry, our operations, our economic performance and financial condition. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “outlook,” “aim,” “anticipate,” “are confident,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe,” “see,” “look to” and other words and terms of similar meaning or the negative versions of such words. Forward-looking statements speak only as of the date made. All statements we make relating to our estimated and projected earnings, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations (“cautionary statements”) are disclosed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 3, 2014, which is incorporated by reference in this prospectus, and under the caption “Risk Factors” or any similar caption in the other documents that we have filed or subsequently file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus as described below under “Incorporation by Reference” and in any prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities pursuant to this prospectus. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include without limitation:

•	unfavorable economic conditions;

•	natural disasters, global calamities, sports strikes and other adverse incidents;

•	the failure to retain current clients, renew existing client contracts and obtain new client contracts;

•	a determination by clients to reduce their outsourcing or use of preferred vendors;

•	competition in our industries;

•	increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts;

•	the inability to achieve cost savings through our cost reduction efforts;

•	our expansion strategy;

•	the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury;

•	governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting;

•	liability associated with noncompliance with applicable law or other governmental regulations;

•	changes in, new interpretations of or changes in the enforcement of the government regulatory framework;

•	currency risks and other risks associated with international operations, including Foreign Corrupt Practices Act, U.K. Bribery Act and other anti-corruption law compliance;

•	continued or further unionization of our workforce;

•	liability resulting from our participation in multiemployer defined benefit pension plans;

•	risks associated with suppliers from whom our products are sourced;

•	disruptions to our relationship with, or to the business of, our primary distributor;

•	the inability to hire and retain sufficient qualified personnel or increases in labor costs;

•	healthcare reform legislation;

•	the contract intensive nature of our business, which may lead to client disputes;

•	seasonality;

•	disruptions in the availability of our computer systems or privacy breaches;

•	failure to achieve and maintain effective internal controls;

•	our leverage;

•	the inability to generate sufficient cash to service all of our indebtedness;

•	debt agreements that limit our flexibility in operating our business;

•	potential conflicts of interest between certain of our controlling shareholders and us; and

•

other factors set forth under the heading “Risk Factors” in this prospectus and under the headings “Item 1A. Risk Factors,” “Item 3. Legal Proceedings” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended October 3, 2014 incorporated by reference herein, as such factors may be updated from time to time in the other documents and reports that we file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus.

Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus and in the documents incorporated by reference herein. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus or incorporated by reference. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.

OUR COMPANY

We are a leading global provider of food, facilities and uniform services to education, healthcare, business and industry and sports, leisure and corrections clients. Our core market is North America (comprised of the United States and Canada), which is supplemented by an additional 20-country footprint serving many of the fastest growing global geographies. We hold the #2 position in North America in food and facilities services and uniform services based on total sales in fiscal 2014. Internationally, we hold a top 3 position in food and facilities services based on total sales in fiscal 2014 in most countries in which we have significant operations, and are one of only three food and facilities competitors with our combination of scale, scope, and global reach. Through our established brand, broad geographic presence and employees, we anchor our business in our partnerships with thousands of education, healthcare, business, sports, leisure and corrections clients. Through these partnerships we serve millions of consumers including students, patients, employees, sports fans and guests worldwide. The scope and range of our services are evidenced by the following:

•	We provide services to 89% of the Fortune 500

•	We serve over 500 million meals annually to approximately 5 million students at colleges, universities, and K-12 schools

•	We service over 2,000 healthcare facilities, collectively representing over 75 million patient days annually

•	We cater to approximately 100 million sports fans annually through our partnerships with 149 professional and collegiate teams

•	We put over 2 million people in uniforms each day

•	We operate in 22 countries in North America, Europe, Asia and South America

Our mission is to “Deliver experiences that enrich and nourish lives.” This mission is anchored in a set of goals, which we refer to as our core values, that guide our execution in the marketplace:

•	Sell and Serve with Passion. Placing clients and consumers at the center of all that we do by listening and responding to their needs with service focused on quality and innovation

•	Set Goals. Act. Win. Maintaining a culture of accountability where performance matters and exhibiting leadership that achieves and exceeds expectations through our execution

•	Front-Line First. Providing our front-line employees with tools and training that empower them to deliver excellence at the point of service to thousands of consumers and clients every day

•	Integrity and Respect Always. High ethical standards are the cornerstone of the Aramark brand and help us earn the trust of our key constituents

We strive to accomplish this mission through a repeatable business model founded on five principles of excellence—selling, service, execution, marketing and operations. Our commitment to these values has earned us numerous awards and recognitions; we have been named one of the “World’s Most Admired Companies” by Fortune Magazine in the category of Diversified Outsourcing Services every year since 1999 and we are recognized as one of the “World’s Most Ethical Companies” by the Ethisphere Institute.

We operate our business in three reportable segments that share many of the same operating characteristics: Food and Support Services North America, or FSS North America, Food and Support Services International, or FSS International, and Uniform and Career Apparel, or Uniform. The following chart provides a brief overview of our reportable segments (dollars in millions):

(1)	Fiscal 2014 operating income excludes $215.0 million of unallocated corporate expenses.
(2)	Based on fiscal 2014 total sales.
(3)	We have significant operations in the following countries: China, Chile, Germany, Ireland, Japan, Spain and the UK. We believe we hold top 3 positions in all of these countries except Spain.

Within our reportable segments, our business is generally focused around key client types—Education, Healthcare, Business & Industry, Sports & Leisure and Corrections.

(1)	Based on fiscal 2014 total sales.

We believe that our broad range of services, diversified client base, global reach and repeatable business model position us well for continued growth and margin expansion opportunities, although there can be no assurance that we will continue to grow. In fiscal 2014, we generated $14.8 billion of sales and $149 million of net income. As of October 3, 2014, we had $5.4 billion of total debt.

Company Information

Aramark is organized under the laws of the State of Delaware. Our business traces its history back to the 1930s.

Our executive offices are located at Aramark Tower, 1101 Market Street, Philadelphia, Pennsylvania 19107. Our website is www.aramark.com. Please note that our Internet website address is provided as an inactive textual reference only. Information on our website does not constitute part of this prospectus.

RISK FACTORS

Investing in our common stock involves risks. Before you make a decision to buy our common stock, you should carefully read and consider the risks and uncertainties and the risk factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 3, 2014, which is incorporated by reference in this prospectus, and under the caption “Risk Factors” or any similar caption in the other documents and reports that we file with the SEC after the date of this prospectus that are incorporated or deemed to be incorporated by reference in this prospectus as well as any risks described in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of our common stock pursuant to this prospectus. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of our common stock could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material.

USE OF PROCEEDS

In the case of a sale of common stock by us, the use of proceeds will be specified in the applicable prospectus supplement. In the case of a sale of common stock by any selling stockholders, we will not receive any of the proceeds from such sale.

DIVIDEND POLICY

We intend to pay cash dividends on our common stock, subject to our compliance with applicable law, and depending on, among other things, our results of operations, financial condition, level of indebtedness, capital requirements, contractual restrictions, business prospects and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends is limited by covenants in our senior secured credit facilities and the indenture governing our senior notes. Future agreements may also limit our ability to pay dividends. Specifically, the senior secured credit agreement and the indenture governing our senior notes each limit the ability of our subsidiary Aramark Services, Inc. to declare dividends or make other distributions to us, which could in turn limit our ability to pay dividends. See our Annual Report on Form 10-K for the fiscal year ended October 3, 2014, including “Item 1A. Risk Factors—Risks Related to Ownership of Our Common Stock,” “Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Dividends” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” incorporated by reference herein.

SELLING STOCKHOLDERS

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment hereto or in filings we make with the SEC which are incorporated by reference into this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of, and is qualified in its entirety by, our amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware (the “DGCL”). Our authorized capital stock consists of 600,000,000 shares of common stock, par value $0.01 per share, and 100,000,000 shares of preferred stock, par value $0.01 per share. No shares of preferred stock will be issued or outstanding immediately after the public offering contemplated by this prospectus. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Common Stock

Holders of shares of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors. The holders of our common stock do not have cumulative voting rights in the election of directors.

Upon our liquidation, dissolution or winding-up and after payment in full of all amounts required to be paid to creditors and to the holders of shares of our preferred stock having liquidation preferences, if any, the holders of shares of our common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of shares of our common stock do not have preemptive, subscription, redemption or conversion rights. Shares of our common stock will not be subject to further calls or assessment by us. There will be no redemption or sinking fund provisions applicable to shares of our common stock. All shares of our common stock that will be outstanding at the time of the completion of the offering will be fully paid and non-assessable. The rights, powers, preferences and privileges of holders of shares of our common stock will be subject to those of the holders of any shares of our preferred stock we may authorize and issue in the future.

Preferred Stock

Our amended and restated certificate of incorporation authorizes our board of directors to establish one or more series of shares of preferred stock (including shares of convertible preferred stock). Unless required by law or by the NYSE, the authorized shares of preferred stock will be available for issuance without further action by you. Our board of directors is able to determine, with respect to any series of shares of preferred stock, the powers (including voting powers), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation:

•	the designation of the series;

•

the number of shares of the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company;

•	whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

We could issue a series of shares of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of shares of our common stock might believe to be in their best interests or in which the holders of shares of our common stock might receive a premium for your shares of common stock over the market price of the shares of common stock. Additionally, the issuance of shares of preferred stock may adversely affect the holders of shares of our common stock by restricting dividends on the shares of common stock, diluting the voting power of the shares of common stock or subordinating the liquidation rights of the shares of common stock. As a result of these or other factors, the issuance of shares of preferred stock could have an adverse impact on the market price of shares of our common stock.

Dividends

The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, remaining capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Declaration and payment of any dividend is subject to the discretion of our board of directors. The time and amount of dividends depends on our financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs and restrictions in our debt instruments, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factors our board of directors may consider relevant.

We paid a cash dividend of $0.075 per share of common stock on each of March 11, 2014, June 9, 2014 and September 9, 2014. We paid a cash dividend of $0.08625 per share of common stock on December 16, 2014. On February 3, 2015, we declared a cash dividend of $0.08625 per share of common stock, payable on March 9, 2015 to holders of record of our common stock as of the close of business on February 17, 2015.

We intend to continue to pay cash dividends on our common stock, subject to our compliance with applicable law, and depending on, among other things, our results of operations, financial condition, level of indebtedness, capital requirements, contractual restrictions, business prospects and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends is limited by covenants in our senior secured credit agreement and our notes indenture. Future agreements may also limit our ability to pay dividends. See “Dividend Policy” in this prospectus and “Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Dividends” in our Annual Report on Form 10-K for the fiscal year ended October 3, 2014 incorporated by reference herein for restrictions on our ability to pay dividends.

Annual Stockholder Meetings

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our board of directors. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.

Anti-Takeover Effects of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and Certain Provisions of Delaware Law

Our amended and restated certificate of incorporation, amended and restated bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply if and so long as our common stock remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Additional shares that may be used in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

Our board of directors may generally issue preferred shares on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of our management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of unissued and unreserved shares of common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Delaware Anti-Takeover Statutes

Certain Delaware law provisions may make it more difficult for someone to acquire us through a tender offer, proxy contest or otherwise.

Section 203 of the DGCL, provides that, subject to certain stated exceptions, an “interested stockholder” is any person (other than the corporation and any direct or indirect majority-owned subsidiary) who owns 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date of determination, and the affiliates and associates of such person. A corporation may not engage in a business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder unless:

•	prior to such time the board of directors of the corporation approved either the business combination or transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

The effect of these provisions may make a change of control of our business more difficult by delaying, deferring or preventing a tender offer or other takeover attempt that a stockholder might consider in its best interest. This includes attempts that might result in the payment of a premium to stockholders over the market price for their shares. These provisions also may promote the continuity of our management by making it more difficult for a person to remove or change the incumbent members of the board of directors.

Removal of Directors; Vacancies

Our amended and restated certificate of incorporation provides that directors may be removed with or without cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote thereon, voting together as a single class; provided, however, at any time when investment funds associated with or designated by GS Capital Partners, CCMP Capital Advisors, LLC, J.P. Morgan Partners, LLC, Thomas H. Lee Partners, L.P. and Warburg Pincus LLC, which we refer to as the “Sponsors,” and Joseph Neubauer, who, together with the Sponsors, we refer to as the “Controlling Owners” (with CCMP Capital Advisors, LLC and J.P. Morgan Partners, LLC acting together as one Controlling Owner for purposes of our Stockholders Agreement) and their affiliates beneficially own, in the aggregate, less than a majority in voting power of the stock of the Company entitled to vote generally in the election of directors, directors may only be removed by the affirmative vote of holders of at least 75% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class. In addition, our amended and restated certificate of incorporation also provides that, subject to the rights granted to one or more series of shares of preferred stock then outstanding, and any provisions of the Stockholders Agreement, any newly created directorship on the board of directors that results from an increase in the number of directors and any vacancies on our board of directors will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, by a sole remaining director or by the stockholders; provided, however, at any time when the Controlling Owners and their affiliates beneficially own, in the aggregate, less than a majority in voting power of the shares of stock of the Company entitled to vote generally in the election of directors, any newly created directorship on the board of directors that results from an increase in the number of directors and any vacancy occurring in the board of directors may, unless otherwise required by law or by resolution by the board of directors, only be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director (and not by the stockholders).

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our amended and restated certificate of incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all our directors.

Special Stockholder Meetings

Our amended and restated certificate of incorporation provides that special meetings of our stockholders may be called at any time only by or at the direction of the board of directors or the chairman of the board of directors; provided, however, at any time when the Controlling Owners and their affiliates beneficially own, in the aggregate, at least a majority in voting power of the shares of stock of the Company entitled to vote generally in the election of directors, special meetings of our stockholders shall also be called by the board of directors or the chairman of the board of directors at the request of the Controlling Owners and their affiliates. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

Requirements for Advance Notification of Director Nominations and Stockholder Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. Our amended and restated bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions will not apply to the Controlling Owners and their affiliates so long as the Stockholders Agreement remains in effect. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding shares of stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation precludes stockholder action by written consent at any time when the Controlling Owners and their affiliates beneficially own, in the aggregate, less than a majority in voting power of the shares of stock of the Company entitled to vote generally in the election of directors.

Supermajority Provisions

Our amended and restated certificate of incorporation and amended and restated bylaws provide that the board of directors is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware and our amended and restated certificate of incorporation. For as long as the Controlling Owners and their affiliates beneficially own, in the aggregate, at least a majority in voting power of the shares of stock of the Company entitled to vote generally in the election of directors, any amendment, alteration, rescission or repeal of our bylaws by our stockholders will require the affirmative vote of a majority in voting power of the outstanding shares of our stock present in person or represented by proxy at the meeting of stockholders and entitled to vote on such amendment, alteration, change, addition, rescission or repeal. At any time when the Controlling Owners and their affiliates beneficially own, in the aggregate, less than a majority in voting power of all outstanding shares of stock of the Company entitled to vote generally in the election of directors, any amendment, alteration, rescission or repeal of our bylaws by our stockholders will require the affirmative vote of the holders of at least 75% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.

Our amended and restated certificate of incorporation provides that at any time when the Controlling Owners and their affiliates beneficially own, in the aggregate, less than a majority in voting power of the stock of the Company entitled to vote generally in the election of directors the following provisions in our amended and restated certificate of incorporation may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 75% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class:

•	the provision requiring a 75% supermajority vote for stockholders to amend our amended and restated bylaws;

•	the provisions regarding resignation and removal of directors;

•	the provisions regarding competition and corporate opportunities;

•	the provisions regarding stockholder action by written consent;

•	the provisions regarding calling special meetings of stockholders;

•	the provisions regarding filling vacancies on our board of directors and newly created directorships;

•	the provisions eliminating monetary damages for breaches of fiduciary duty by a director;

•	the provisions related to the Court of Chancery as the exclusive forum for certain types of actions by stockholders; and

•	the amendment provision requiring that the above provisions be amended only with a 75% supermajority vote.

The combination of the lack of cumulative voting and the supermajority voting requirements will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our management or the Company, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. These provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of shares of our stock at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Exclusive Forum

Our amended and restated certificate of incorporation provides that unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including any beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Company to the Company or the Company’s stockholders, creditors or other constituents, (iii) any action asserting a claim against the Company or any director or officer of the Company arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or our amended and restated bylaws, or (iv) any action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having subject matter jurisdiction, in certain cases, and having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation. However, the enforceability of similar forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be unenforceable.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Pursuant to our amended and restated certificate of incorporation, we have, to the maximum extent permitted from time to time by Delaware law, renounced any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are our or our subsidiaries’ employees. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, none of the Controlling Owners or any of their affiliates has any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (ii) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, in the event that a Controlling Owner acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or its affiliates or for us or our affiliates, such person has no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. Our amended and restated certificate of incorporation does not renounce our interest in any business opportunity that is expressly offered to a director designated by a Controlling Owner solely in his or her capacity as a director or officer of the Company.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

Our amended and restated bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

We currently are party to indemnification agreements with certain of our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

There is currently no pending material litigation or proceeding involving any of our directors or officers for which indemnification is sought.

Transfer Agent and Registrar

The transfer agent and registrar for shares of our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the NYSE under the symbol “ARMK.”

PLAN OF DISTRIBUTION

We and/or one or more selling stockholders, if applicable, may sell the common stock covered by this prospectus in any of the following ways (or in any combination):

•	directly to one or more purchasers;

•	to or through underwriters or dealers; or

•	through agents.

We will prepare a prospectus supplement or supplements, if required, that will describe the method of distribution and disclose the terms and conditions of any offering of common stock, including:

•	the name or names of any underwriters, dealers or agents and the amounts of common stock underwritten or purchased by each of them;

•

the offering price of the common stock and the proceeds to us and/or any selling stockholders, if applicable, and any underwriting discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers; and

•	any options under which underwriters may purchase additional common stock from us and/or any selling stockholder.

Any offering price and any discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the common stock offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

Pursuant to our registration rights agreement with the Sponsors and certain other stockholders, we will pay certain registration expenses of such selling stockholders; however, the selling stockholders will pay any underwriting fees, discounts or commissions relating to the sale of the shares of common stock in any underwritten offering.

We and/or any selling stockholders, if applicable, may distribute the common stock from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices relating to such prevailing market prices; or

•	negotiated prices.

Underwriters, dealers or any other third parties described above may offer and sell the offered common stock from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any common stock, the common stock will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The common stock may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the common stock will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the common stock if they purchase any of the common stock (other than any common stock purchased upon exercise of any overallotment option), unless otherwise specified in the prospectus supplement. We and/or one or more selling stockholders may use underwriters with whom we and/or such selling stockholders have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, as required, naming the underwriter.

We and/or one or more selling stockholders, if applicable, may sell the common stock through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the common stock and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may engage in “at the market” offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions to be paid for solicitation of these contracts. Any underwriters, dealers and agents that participate in the distribution of the common stock may be deemed to be “underwriters” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the common stock, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement.

The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the common stock at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

In compliance with the guidelines of the Financial Industry Regulatory Authority, which we refer to as “FINRA,” the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

We and/or any selling stockholders may agree to indemnify an underwriter, dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act. Under our registration rights agreement with the Sponsors and certain other stockholders, we have agreed to indemnify certain selling stockholders against certain liabilities that may arise under the Securities Act.

The specific terms of the lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

Selling stockholders may also sell securities under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than under this prospectus. Registration of the common stock covered by this prospectus does not mean that any shares of common stock will be offered or sold.

LEGAL MATTERS

Unless we state otherwise in the applicable prospectus supplement, the validity of any common stock that may be offered by this prospectus will be passed upon for us and the selling stockholders by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The consolidated financial statements and financial statement schedule of Aramark and subsidiaries as of October 3, 2014 and September 27, 2013, and for each of the fiscal years in the three-year period ended October 3, 2014, have been incorporated herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of AIM SERVICES Co., Ltd. and subsidiaries as of March 31, 2014 and March 31, 2013 and for each of the three years in the period ended March 31, 2014 incorporated in this prospectus by reference from our Annual Report on Form 10-K for the fiscal year ended October 3, 2014 have been audited by Deloitte Touche Tohmatsu LLC, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (1) that accounting principles generally accepted in Japan vary in certain significant respects from accounting principles generally accepted in the United States of America as discussed in Note 14 to the consolidated financial statements and (2) that the audits also comprehended the translation of Japanese yen amounts into U.S. dollar amounts and such translation has been made in conformity with the basis stated in Note 1 to the consolidated financial statements) appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and information that we file in the future with the SEC will automatically update and supersede, as appropriate, this information. We incorporate by reference the documents listed below and all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus, from their respective filing dates:

•

Our Annual Report on Form 10-K for the fiscal year ended October 3, 2014 that we filed with the SEC on December 3, 2014 (including the consolidated financial statements of AIM SERVICES Co., Ltd. filed as Exhibit 99.1 to our Annual report on Form 10-K);

•	Our Quarterly Report on Form 10-Q for the quarterly period ended January 2, 2015 that we filed with the SEC on February 11, 2015; and

•	Our Current Reports on Form 8-K filed with the SEC on November 24, 2014, December 3, 2014, December 17, 2014, January 29, 2015 and February 9, 2015.

Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K (including any Form 8-K itemized above), including the related exhibits, nor in any documents or other information that is deemed to have been “furnished” to and not “filed” with the SEC.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

You may request a copy of any or all of the documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

Aramark

Attn: Investor Relations

1101 Market Street

Philadelphia, PA 19107

(215) 409-7287

You should rely only on the information incorporated by reference or provided in this prospectus. Neither we nor any selling stockholder has authorized anyone else to provide you with different information.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information set forth in the registration statement, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and shares of our common stock, you should refer to the registration statement and to its exhibits and schedules. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document.

We will file annual, quarterly and special reports and other information with the SEC. Our filings with the SEC will be available to the public on the SEC’s website at http://www.sec.gov. Those filings will also be available to the public on, or accessible through, our corporate website at http://www.aramark.com. The information contained on our corporate website or any other website that we may maintain is not part of this prospectus, any prospectus supplement or the registration statement of which this prospectus is a part. You may also read and copy, at SEC prescribed rates, any document we file with the SEC, including the registration statement (and its exhibits) of which this prospectus is a part, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

22,500,000 Shares

Common Stock

Prospectus

Credit Suisse

                    , 2015